Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-93172, 33-91364, 33-93162, 33-93174, 33-93170 and 33-93168) of DIMON Incorporated of our report dated August 18, 2000 relating to the financial statements and financial statement schedules appearing in this Annual Report on Form 10-K for the year ended June 30, 2000.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Atlanta, Georgia
August 18, 2000

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